UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                             SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
              Securities Exchange Act of 1934 (Amendment No.   )

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[ ]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                     AXP Partners International Series, Inc.
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                (Name of Registrant as Specified In Its Charter)

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

(logo)
American
   Express(R)
 Partners Funds

                AXP(R) Partners
                International
                          Core
                             Fund

                901 Marquette Avenue South, Suite 2810
                Minneapolis, MN 55402-3268

                INFORMATION STATEMENT

(logo)
AMERICAN
 EXPRESS
(R)

(logo)
AMERICAN
 EXPRESS
(R)

American Express Funds
70100 AXP Financial Center
Minneapolis, MN 55474

October 2004

Dear Shareholder:


Effective Oct. 1, 2004, Marsico Capital Management LLC will replace Putnam Investment Management LLC as a subadviser to your AXP(R) Partners International Core Fund. I have enclosed an Information Statement that provides details about this change. This change does not affect your Fund's investment objective.


At a meeting of your Fund's Board of Directors on Sept. 8-9, 2004, the Board approved American Express Financial Corporation (AEFC) to replace Putnam with Marsico, an indirect wholly-owned subsidiary of Bank of America Corporation, based on an ongoing evaluation of Putnam's performance and investment strategy. AEFC reviewed numerous firms and their people, philosophy, investment process and long-term performance record.

The Board's approval to hire Marsico was based on AEFC's belief that Marsico is a high quality subadviser with a demonstrated ability to manage assets and overall portfolio risk. We believe Marsico is appropriately suited to co-manage AXP Partners International Core Fund with The Boston Company Asset Management LLC, whose role in managing a portion of Fund assets remains unchanged. You can learn more about Marsico's investment style in the enclosed prospectus supplement.

You will receive a copy of the Fund's annual shareholder report with an updated prospectus in your mail in late December. You can also obtain the latest Fund performance information from your American Express financial advisor or on line at americanexpress.com/funds.

On behalf of American Express Funds, I thank you for the confidence you have shown in AXP Partners International Core Fund. I sincerely believe this Fund can serve an important role as part of a well-diversified portfolio. If you have questions about the change or the Fund, please contact your American Express financial advisor.

Sincerely,

/s/ Paula R. Meyer

Paula R. Meyer

President - American Express Funds

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2   --   AXP PARTNERS INTERNATIONAL CORE FUND   --   INFORMATION STATEMENT

INFORMATION STATEMENT

This information statement is being provided to the shareholders of AXP Partners International Core Fund (the "Fund") in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission. This exemptive order permits American Express Financial Corporation ("AEFC"), subject to approval of the Board of Directors (the "Board"), to select the subadviser AEFC believes to be best suited to achieve the Fund's investment objective. For example, a Fund may exercise this authority in order to hire an additional subadviser, to replace a subadviser or if there is a change in control of a subadviser. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.


This information statement is being mailed to shareholders of the Fund on or about Oct. 18, 2004.


THE FUND AND ITS MANAGEMENT AGREEMENTS

The Fund is a series of AXP Partners International Series, Inc. The Corporation has entered into an Investment Management Services Agreement (the "IMS Agreement") with AEFC dated July 11, 2002. AEFC selects subadvisers to manage the investment portfolio of the Fund, reviews and monitors the performance of these subadvisers on an ongoing basis, oversees compliance of subadvisers with fund objectives and restrictions, and recommends changes to subadvisers as appropriate. AEFC, subject to the approval of the Board, also is responsible for allocating assets among subadvisers if a Fund has more than one subadviser. As compensation for its services, AEFC receives a management fee from the Fund and AEFC is responsible for payment of all fees to the subadvisers. Your Fund, therefore, pays no fees directly to the subadvisers.

AEFC recommends subadvisers to the Board based on AEFC's continuing evaluation of the subadvisers' skills in managing assets pursuant to specific investment styles and strategies and their ability to comply with federal securities laws and fund requirements in managing the portfolio. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a subadviser and AEFC does not expect to recommend frequent changes in subadvisers.

Each subadviser serves pursuant to a separate subadvisory agreement (each a "Subadvisory Agreement"). The subadvisers do not provide any services to the Fund under the Subadvisory Agreements except portfolio investment management (including compliance with federal securities laws and Fund requirements) and related record-keeping services. In accordance with procedures adopted by the Board, a subadviser or its affiliated broker-dealer, may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"). A subadviser is allowed to use soft dollar arrangements, in which

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3 -- AXP PARTNERS INTERNATIONAL CORE FUND -- INFORMATION STATEMENT
brokers provide research to a fund or its investment adviser in return for allocating fund brokerage, provided that the subadviser's procedures are acceptable to AEFC and consistent with Board and AEFC policies.

                         MARSICO CAPITAL MANAGEMENT, LLC

                        AND THE NEW SUBADVISORY AGREEMENT


Prior to Oct. 1, 2004, a portion of the Fund's assets was managed by Putnam Investment Management, LLC ("Putnam"). At a meeting of the Board held on Sept. 8-9, 2004, the Board members, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "independent Board members"), approved an effective date of Sept. 30, 2004 to terminate the Subadvisory Agreement with Putnam based on AEFC's recommendation, and to approve a new Subadvisory Agreement with Marsico Capital Management, LLC ("Marsico), effective as of Oct. 1, 2004.


The recommendation to replace Putnam with Marsico was made by AEFC in the ordinary course of its ongoing evaluation of the subadvisers' performance and investment strategy and after extensive research of numerous candidate firms and analysis of each candidate's people, philosophy, investment process and long-term performance record. The recommendation to hire Marsico was based on AEFC's belief that Marsico is a high quality subadviser with a demonstrated ability to manage assets and manage overall risk of a portfolio and would be appropriately suited to co-manage the Fund with the Fund's other subadviser.

Under the IMS Agreement, the Fund pays AEFC a fee as follows:

AXP Partners International Core Fund

Assets (billions)                      Annual rate at each asset level
First $0.25                                         0.970%
Next   0.25                                         0.945
Next   0.25                                         0.920
Next   0.25                                         0.895
Next   1.00                                         0.870
Over   2.00                                         0.845

The table above represents the fee paid by the Fund to AEFC. AEFC, in turn, will pay the subadviser out of its own assets at the following rates:

Marsico: 0.55% on the first $100 million and 0.45% thereafter.


The fee paid by AEFC to Putnam was 0.65% on the first $150 million, gradually reducing to 0.45% over $300 million. For the last fiscal year, the following fees were paid to AEFC and to Putnam.


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4   --   AXP PARTNERS INTERNATIONAL CORE FUND   --   INFORMATION STATEMENT
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                                                 Fees paid            Fees paid
                                               by the Fund           by AEFC to
                                                 to AEFC*              Putnam
AXP Partners International Core Fund
(fiscal year ended 10/31/2003)                   $439,777            $142,969

* AEFC uses these fees to pay both subadvisers.

Other than the identity of the subadviser, the fee schedule and the effective and renewal dates, there are no material differences between the Putnam Subadvisory Agreement and the Marsico Subadvisory Agreement.

INFORMATION ABOUT MARSICO


Marsico was 100% employee owned when founded in September 1997. In February 1999, Bank of America exercised an option to purchase a 50% non-controlling interest in Marsico. In June 2000, Bank of America acquired the remaining 50% of the firm. Marsico is now an indirect wholly-owned subsidiary of Bank of America Corporation. As of September 30, 2004, Marsico had approximately $36.4 billion in assets under management. Marsico's principal offices are located at 1200 17th Street, Suite 1600, Denver, CO 80202.


The following table provides information on the principal executive officers and directors of Marsico.

Name                      Title and Principal Occupation
Thomas F. Marsico         Chief Executive Officer
Christopher J. Marsico    President & Director
Christie Leigh Austin     Executive Vice President
Mary L. Watson            Executive Vice President/Chief Operations Officer
Thomas M.J. Kerwin        Executive Vice President/General Counsel
Steven R. Carlson         Executive Vice President/ Chief Compliance Officer/
                          Chief Financial Officer
Kenneth Johnson           Executive Vice President/Director of Marketing
Corydon J. Gilchrist      Portfolio Manager
James G. Gendelman        Portfolio Manager

Other Funds with Similar Investment Objectives Managed by Marsico

                                         Assets ($ millions)
Name                                     as of Aug. 31, 2004     Management fee*
Marsico International Opportunities        $104.3 million             0.85%

* Marsico has agreed to limit the total expenses of the Fund (excluding interest, taxes, brokerage and extraordinary expenses) to an annual rate of 1.60% of the International Opportunities Fund's average net assets until Dec. 31, 2004. This fee waiver may be terminated at any time after Dec. 31, 2004. Marsico is entitled to reimbursement from the Fund of any fees waived pursuant to this arrangement if such reimbursement does not cause the Fund to exceed existing expense limitations and the reimbursement is made within three years after the year in which Marsico incurred the expenses.

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5   --   AXP PARTNERS INTERNATIONAL CORE FUND   --   INFORMATION STATEMENT
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Portfolio Manager

The portfolio manager who will manage Marsico's portion of the Fund is James G. Gendelman. Mr. Gendelman, portfolio manager and senior analyst, joined Marsico in May 2000. Prior to joining Marsico, Mr. Gendelman spent 13 years as Vice President of International Sales for Goldman, Sachs &Co. He holds a bachelor's degree in accounting from Michigan State University and a MBA in finance from the University of Chicago. Mr. Gendelman was a certified public accountant for Ernst & Young from 1983 to 1985.


In evaluating the recommendation to hire Marsico as a subadviser for the Fund, the Board considered, among other factors:

o The favorable history, reputation, qualification and background of the subadviser, as well as the qualifications of its personnel and its financial condition.

o The expertise that the subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.

o  The subadviser's proposed investment strategy for the Fund.

o The subadviser's long- and short-term performance relative to comparable mutual funds and unmanaged indexes.

o  The investment management fee paid by Fund shareholders will not change.

o  The compliance program of the subadviser.

The terms of the Subadvisory Agreement are consistent with the language of the registration statements of the Fund and the IMS Agreement between the Fund and AEFC.

Based on the foregoing analysis, the Board concluded that the approval of the Subadvisory Agreement is in the best interests of the Fund and its shareholders.

AEFC, subject to the approval of the Board, decides the proportion of Fund assets to be managed by each subadviser and may change these proportions at any time. Currently, AEFC anticipates allocating assets so that each subadviser manages approximately one-half of the Fund. As of Aug. 31, 2004, the Fund's assets were managed as follows:

                                                 Boston Company        Putnam
AXP Partners International Core Fund                   50%               50%

FINANCIAL INFORMATION

The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 70100 AXP Financial Center, Minneapolis, Minnesota 55474 or calling (800) 862-7919, or via the website at www.americanexpress.com.

RECORD OF BENEFICIAL OWNERSHIP


For AXP Partners International Core Fund, as of record date of Sept. 30, 2004, AEFC, Minneaolis, MN held 28.96% of Class A shares, clients of Charles Schwab & Co., Inc., a brokerage firm, held 9.28% of Class A shares, Porfolio Builder Moderate


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6   --   AXP PARTNERS INTERNATIONAL CORE FUND   --   INFORMATION STATEMENT
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Agressive Fund, held 32.06% of Class I shares, clients of Charles Schwab & Co.,
Inc., held 82.96% of Class Y shares and AEFC, Minneapolis, MN held 17.04% of Class Y shares.

As of Aug. 31, 2004, Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

The Fund may serve as an underlying investment of the AXP Portfolio Builder Series Funds, which are six affiliated fund-of-funds that principally invest in shares of the Fund and other AXP Funds, including the Fund (together, the "underlying funds"). The Fund and the Portfolio Builder Funds share the same officers, directors, and investment advisor, AEFC. The Portfolio Builder Funds do not invest in the underlying funds for the purpose of exercising management or control; however, from time to time, investments by the Portfolio Builder Funds in the underlying funds may represent a significant portion of any one underlying fund, including, in aggregate, ownership of more than 25% of a particular underlying fund. Procedures have been put into place to assure that public shareholders will determine the outcome of all actions taken at Fund shareholder meetings. In all proxy voting, the Portfolio Builder Funds will vote on each proposal in exactly the same proportion that public shareholders vote on the proposal. In addition, AEFC directly owns shares of the Fund as a result of an initial capital investment at the inception of the Fund. As a result, AEFC may be deemed a control person of the Fund to the extent it is considered an indirect or direct beneficial owner with authority to dispose of (sell) or vote shares of the Fund.

To the extent AEFC, as manager of the Portfolio Builder Funds, may be deemed a beneficial owner of the shares of the Fund held by the Portfolio Builder Fund, and such shares, together with any initial capital investment, may cause AEFC, to be deemed to control the Fund, such control inured to AEFC during the Fund's most recent fiscal year. In aggregate, as of Sept. 30, 2004, AEFC, through its initial capital investment, and as a manager of the Portfolio Builder Funds, owned 34.06% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS


The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

By Order of the Board of Directors

Leslie L. Ogg, Secretary

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7   --   AXP PARTNERS INTERNATIONAL CORE FUND   --   INFORMATION STATEMENT

AXP Partners International Core Fund
70100 AXP Financial Center
Minneapolis, MN 55474


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(logo)
AMERICAN
 EXPRESS
(R)
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                                                              S-6259-6 A (10/04)